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                                                                   EXHIBIT 23.8

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company on Form S-3 (File No. 333-29671) of our report dated October 15, 1996, on our audit of the Statement of Direct Revenue and Direct Operating Expenses of the Holiday Inn Miami Airport.

                                          /s/ COOPERS & LYBRAND L.L.P.

Dallas, Texas
July 11, 1997